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                            INVESTMENT ADVISORY AGREEMENT

                                       BETWEEN

                               THE RYDEX VARIABLE TRUST

                                         AND

                               PADCO ADVISORS II, INC.

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     THIS INVESTMENT ADVISORY AGREEMENT (the "Agreement"), dated as of August
11, 1998 is entered into by and between THE RYDEX VARIABLE TRUST (the "Trust"), a Delaware business trust established on June 11, 1998 and PADCO ADVISORS II, INC. (the "Advisor"), a company incorporated under the laws of the State of Maryland on July 5, 1994.



                                 W I T N E S S E T H:

     WHEREAS, the Trust is registered with the Securities and Exchange Commission (the "Commission") as an open-end management investment company pursuant to the provisions of the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Advisor is an investment adviser registered as such with the Commission pursuant to the provisions of the Investment Advisers Act of 1940, and is engaged in the business of rendering investment advice and investment management services as an independent contractor;

     WHEREAS, the Agreement and Declaration of Trust of the Trust (the "Trust Declaration") authorizes the Trustees of the Trust to create an unlimited number of series of shares of the Trust.

     WHEREAS, the board of trustees of the Trust (the "Trustees") have created the following Funds of the Trust: The Nova Fund, The Ursa Fund, The OTC Fund, The Arktos Fund, The Precious Metals Fund, The Juno Fund, The U.S. Government Bond Fund, The U.S. Government Money Market Fund, Banking Fund, Basic Materials Fund, Biotechnology Fund, Consumer Products Fund, Electronics Fund, Energy Fund, Energy Services Fund, Financial Services Fund, Health Care Fund, Leisure Fund, Retailing Fund, Technology Fund, Telecommunications Fund, and Transportation Fund (collectively, the "Funds");

     WHEREAS, the Trust wishes to engage the Advisor, and the Advisor wishes to be engaged, to manage the investment portfolios of the Funds of the Trust with respect to the investment and reinvestment of the assets of the Funds of the Trust, and to act in such capacity in accordance with the terms, conditions, and other provisions of this Agreement; and

     WHEREAS, the Trust wishes to engage the Advisor, and the Advisor wishes to be engaged, to manage the investment portfolios of the Funds of the Trust which were created subsequent to this Agreement with respect to the investment and reinvestment of the assets of such future Funds of the Trust, and to act in such capacity in accordance with the terms, conditions, and other provisions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree and promise as follows:


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1.   SERVICES TO BE PROVIDED

     (a)  EMPLOYMENT.    The Trust hereby employs the Advisor to manage the
          investment and reinvestment of the assets of the Funds, including each of the Funds, comprising the Trust in accordance with the investment objectives and policies as set forth in the Trust's registration statement filed pursuant to the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act (the "Registration Statement"), and subject to the direction and control of the officers and the Board of Trustees of the Trust, for the period and on the terms set forth in this Agreement. The Advisor hereby accepts such employment and agrees to render the services and to assume the obligations herein set forth, for the compensation herein provided.

     (b) BEST EFFORTS. The Advisor hereby agrees to use its best judgment and efforts to rendering the advice and services with respect to the Funds as contemplated by this Agreement. The Advisor further agrees to use its best efforts in the furnishing of such advice and recommendations with respect to the Funds, in the preparation of reports and information, and in the management of the respective assets of each Fund, all pursuant to this Agreement, and for this purpose the Advisor shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons that the Advisor shall from time to time determine to be necessary to the performance of the Advisor's obligations under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of the Advisor shall be deemed to include persons employed or retained by the Advisor to furnish statistical, research, and other factual information, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice, and assistance as the Advisor may desire and request.

2.   PAYMENT OF FEES AND EXPENSES

     The Advisor assumes and shall pay all expenses in connection with the management of the investment and reinvestment of the portfolio assets of each Fund, except that each Fund assumes and shall pay all broker's commissions and transfer taxes chargeable to the Fund in connection with securities transactions to which the Fund is a party.

3.   AUTHORITY OF THE ADVISOR

     a. In connection with the investment and reinvestment of the assets of each of the Funds, the Advisor is authorized on behalf of the Fund, to place orders for the execution of the Fund's portfolio transactions in accordance with the applicable policies of the Fund as set forth in the Trust's Registration Statement, as such Registration Statement may be amended from time to time. The Advisor shall place orders for the purchase or sale of securities either directly with the issuer or with a


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          broker or dealer selected by the Advisor.  In placing the Fund's securities trades, it is recognized that the Advisor will give primary consideration to securing the most favorable price and efficient execution, so that the Fund's total cost or proceeds in each transaction will be the most favorable under all circumstances.
          Within the framework of this policy, the Advisor may consider the financial responsibility, research and investment information, and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which other clients of the Advisor may be a party.

     b. It is understood that it is desirable for each Fund of the Trust that the Advisor have access to investment and market research and securities and economic analyses provided by brokers and others. It is also understood that brokers providing such services may execute brokerage transactions at a higher cost to the Fund than might result from the allocation of brokerage to other brokers purely based on seeking the most favorable price. Therefore, the purchase and sale of securities for the Fund may be made with brokers who provide such research and analysis, subject to review by the Trustees from time to time with respect to the extent and continuation of this practice to determine whether the Fund benefits, directly or indirectly, from such practice. It is understood by both parties that the Advisor may select broker-dealers for their execution of the Fund's portfolio transactions who provide research and analysis as the Advisor may lawfully and appropriately use in its investment management and advisory capacities, whether or not such research and analysis also may be useful to the Advisor in connection with its services to other clients.

     c. On occasions when the Advisor deems the purchase or sale of a security to be in the best interests of the Fund, as well as of other clients, the Advisor to the extent permitted by applicable laws and regulations, may aggregate the securities to be so purchased or sold in order to obtain the most favorable price, lower brokerage commissions, and the most efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Advisor in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

4.   COMPENSATION

     a. ADVISORY FEE. In exchange for the rendering of advice and services pursuant hereto, the Trust shall pay the Advisor, and the Advisor shall accept as full compensation for the services to be rendered and as full reimbursement for all the charges and expenses to be assumed and paid by the Advisor as provided in Section 2, a fee at an annual rate applied to the daily net assets of a Fund in accordance with the following schedule:

          Nova Fund. . . . . . . . . . . . . 0.75% (75/100s of one percent)


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          Ursa Fund. . . . . . . . . . . . . 0.90% (90/100s of one percent)
          OTC Fund . . . . . . . . . . . . . 0.75% (75/100s of one percent)
          Precious Metals Fund . . . . . . . 0.75% (75/100s of one percent)
          U.S. Government Bond Fund. . . . . 0.50% (50/100s of one percent)
          Juno Fund. . . . . . . . . . . . . 0.90% (90/100s of one percent)
          U.S. Government Money
           Market Fund . . . . . . . . . . . 0.50% (50/100s of one percent)
          Arktos Fund. . . . . . . . . . . . 0.90% (90/100s of one percent)
          Banking Fund . . . . . . . . . . . 0.85% (85/100s of one percent)
          Basic Materials Fund . . . . . . . 0.85% (85/100s of one percent)
          Biotechnology Fund . . . . . . . . 0.85% (85/100s of one percent)
          Consumer Products Fund . . . . . . 0.85% (85/100s of one percent)
          Electronics Fund . . . . . . . . . 0.85% (85/100s of one percent)
          Energy Fund. . . . . . . . . . . . 0.85% (85/100s of one percent)
          Energy Services Fund . . . . . . . 0.85% (85/100s of one percent)
          Financial Services Fund. . . . . . 0.85% (85/100s of one percent)
          Health Care Fund . . . . . . . . . 0.85% (85/100s of one percent)
          Leisure Fund . . . . . . . . . . . 0.85% (85/100s of one percent)
          Retailing Fund . . . . . . . . . . 0.85% (85/100s of one percent)
          Technology Fund. . . . . . . . . . 0.85% (85/100s of one percent)
          Telecommunications Fund. . . . . . 0.85% (85/100s of one percent)
          Transportation Fund. . . . . . . . 0.85% (85/100s of one percent)

     b. PAYMENT. The fee will be accrued daily by each Fund and paid to the Advisor monthly not later than the fifth (5th) business day of the month following the month for which services have been provided. In the event of termination of this Agreement, the fee shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month, and such fee shall be payable on the date of termination of this Agreement with respect to the Fund. For purposes of calculating the Advisor's fee, the value of the net assets of each respective Fund of the Trust shall be determined in the same manner as the Fund uses to compute the value of the Fund's net assets in connection with the determination of the Net Asset Value of the Fund, all as set forth more fully in the current Prospectus and Statement of Additional Information for the Funds included in the Registration Statement.

5.   AFFILIATIONS OF PARTIES; CHANGE IN OWNERSHIP OR CONTROL OF THE ADVISOR

     Subject to and in accordance with the Trust Declaration, the By-Laws and Articles of Incorporation of the Advisor, and the 1940 Act, the Trustees, officers, agents, and shareholders of the Trust are or may be interest persons of the Advisor or its affiliates (or any successor thereof) as shareholders or officers, directors, agents, or otherwise, and directors, officers, agents, or shareholders of the Advisor or its affiliates are or may be interested persons of the Trust as Trustees,


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officers, agents, shareholders, or otherwise, and the Advisor or its affiliates may be interested persons of the Trust, and such relationships shall be governed by said governing instruments and the applicable provisions of the 1940 Act.
The Advisor shall notify the Trust of any change in ownership or control of PADCO Advisors II, Inc., that could cause an "assignment" of this Agreement (as the term "assignment" is defined in the 1940 Act and the rules and regulations promulgated thereunder) as soon as practicable. In the case of a voluntary assignment, notice will be provided at least 90 days prior to the voluntary assignment if the circumstances are such that the Trust could not rely on Rule 15a-4 under the 1940 Act (or such shorter period approved by a majority of the Trustees who are not interested persons of the Trust).

6.   FURNISHING OF INFORMATION

     During the term of this Agreement, the Trust agrees:

     a. to provide the Advisor with copies of all prospectuses, statements of additional information, proxy statements, registration statements, reports to Shareholders, sales literature, and other material prepared for distribution to Shareholders of the Funds of the Trust or the public that refer in any way to the Advisor, no later than ten (10) business days before the date such material is first distributed to the public, or sooner if practicable, and the Trust shall not use such material, if the Advisor reasonably objects in writing within five (5) business days (or within such other time as may be mutually agreed to by the parties) after the Advisor's receipt thereof;

     b. to provide the Advisor with true and correct copies of each amendment or supplement to the Trust's Registration Statement (including any prospectus and statement of additional information included therein) or the Trust Declaration not later than the date such material is first distributed to the public, or sooner if practicable; and

     c. to provide the Advisor with (i) written notice of any resolutions, policies, restrictions, or procedures adopted by the Trustees which affect the Advisor's investment management responsibilities hereunder, and (ii) a list of every natural person or entity deemed by the Trust to be an "affiliated person" of, or "promoter" of, or "principal underwriter" for the Trust, or "an affiliated person of such person," as these terms are defined or used in Sections 2(a)(3), 2(a)(30), and 2(a)(29), respectively, of the 1940 Act, and the Trust shall promptly notify the Advisor of any additions or deletions to such list.

7.   TERM OF AGREEMENT; TERMINATION

     a. This Agreement shall become effective with respect to each Fund on the date first above written, and continue in effect until two (2) years from the date hereof, and thereafter only so long as such continuance is approved with respect to the Fund at


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          least annually by (i) a vote of a majority of the Trustees, and (ii) a vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting such approval.

     b. This Agreement may be terminated on sixty (60) days prior written notice to the Advisor with respect to any or all Funds without penalty either by vote of the Trustees or by vote of a majority of the outstanding voting securities of the Fund(s). This Agreement shall automatically terminate in the event of its assignment (within the meaning of the 1940 Act). This Agreement may be terminated by the Advisor on sixty (60) days prior written notice to the Trust. Any notice under this Agreement shall be given as provided in Section 12 below.

8.   NON-TRANSFERABILITY

     This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged without the affirmative vote or prior written consent of the holders of a majority of the outstanding voting securities of the Trust.

9.   OTHER ACTIVITIES OF THE ADVISOR

     The services of the Advisor to the Trust hereunder are not to be deemed exclusive, and the Advisor and each of its affiliates shall be free to render similar services to others so long as the Advisor's services hereunder are not impaired thereby. The Advisor, for purposes herein, shall be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust, including any of the Funds of the Trust, in any way or otherwise be deemed an agent of the Trust, or the Funds of the Trust.

10.  STANDARD OF CARE; INDEMNIFICATION

     a. No provisions of this Agreement shall be deemed to protect the Advisor against any liability to the Trust, the Funds of the Trust, or the Shareholders of the Funds to which the Advisor otherwise would be subject by reason of any willful misfeasance, bad faith, or gross negligence in the performance of the Advisor's duties or the reckless disregard of the Advisor's obligations under this Agreement. Nor shall any provisions hereof be deemed to protect any Trustee or officer of the Trust against any such liability to which said Trustee or officer might otherwise be subject by reason of any willful misfeasance, bad faith, or gross negligence in the performance of the Trustee's or officer's respective duties or the reckless disregard of the Trustee's or officer's respective obligations.

     b. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the Advisor's obligations or duties hereunder, the Advisor shall not be subject to liability to the Trust, to the Funds, or to any Shareholder of the Funds for


                                         -7-
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          any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding, or sale of any security or other property by a Fund. The Advisor shall not be required to do or refrain from doing or concur in anything which (by act or omission to act) may impose any liability on the Advisor.

     c. Any person, even though an officer, director, partner, employee, or agent of the Trustee, who may be or become an officer, director, trustee, partner, employee, or agent of the Trust, shall be deemed when rendering such services to the Trust or acting on any business of the Trust to be rendering such services to or acting solely for the Trust and not as the Trustee's officer, director, trustee, partner, employee, or agent or as one under the Trustee's control or direction even though paid by the Trustee.

11.  REPRESENTATIONS AND WARRANTIES OF THE TRUST

     The Trust represents and warrants that the Trust is duly registered with the Securities and Exchange Commission under the 1940 Act, as an open-end management investment company, and that all required action has been taken by the Trust under the 1933 Act and the 1940 Act, to permit the public offering of, and to consummate the sale of, the shares of the Trust pursuant to the current prospectus of the Trust.

12.  NOTICES

     All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered or sent by prepaid, first-class letter posted to the following addresses, or to such other address as shall be designated in a notice given in accordance with this section, and such notice shall be deemed to have been given at the time of delivery of, if sent by post, five (5) week days after posting by airmail.

     If to the Trust:    Rydex Variable Trust
                         6116 Executive Boulevard
                         Suite 400
                         Rockville, Maryland   20852
                         ATTENTION:   President

     If to the Advisor:  PADCO Advisors II, Inc.
                         6116 Executive Boulevard
                         Suite 400
                         Rockville, Maryland   20852
                         ATTENTION:   President


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13.  GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland (without reference to such state's conflict of law rules).

14.  COUNTERPARTS

     This Agreement shall be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

15.  DEFINITIONS

     As used in this Agreement, the terms "interested persons" and "vote of a majority of the outstanding securities" shall have the respective meanings set forth in Section 2(a)(19) and Section 2(a)(42) of the 1940 Act.


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     IN WITNESS WHEREOF, the Trust and the Advisor have caused this Agreement to be executed on the date first above written.


                         RYDEX VARIABLE TRUST



                         By:
                             --------------------------------



                         PADCO ADVISORS II, INC.



                         By:
                             --------------------------------



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